UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont,	California	94538
(Address of principal executive offices)		(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	VELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Velo3D, Inc. 2021 Equity Incentive Plan

At the Annual Meeting of Stockholders held on June 10, 2026 (the “Annual Meeting”), the stockholders ofVelo3D, Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s 2021 Equity Incentive Plan (as amended, the “Equity Incentive Plan”) to, increase the number of shares of common stock authorized for issuance thereunder by 2,860,000 shares, to increase the aggregate number of shares of common stock issuable as incentive stock options from 244,377 to 10,000,000 shares, and to require stockholder approval in connection with a repricing of options or stock appreciation rights (“SARs”) (the “Plan Amendment”). The Plan Amendment is in addition to, and does not modify, the existing annual automatic increase provision (the “evergreen” provision) under the Equity Incentive Plan.

A summary of the material terms of the Equity Incentive Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on April 27, 2026 (the “Proxy Statement”). The summaries of the Equity Incentive Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the Equity Incentive Plan, a copy of which is filed as Annex A to the Proxy Statement and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted on five proposals, each of which is described in more detail in the Proxy Statement. There were 16,635,533 shares of the Company’s common stock, par value $0.00001 per share, present at the Annual Meeting, online or by proxy, which constituted a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.
To elect two Class II directors of the Company, each to serve a three-year term expiring at the 2029 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

2.
To ratify the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;

3.
To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers;

4.
To approve, on an advisory (non-binding) basis, the frequency with which the Company will hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers; and

5.
To approve an amendment to the 2021 Equity Incentive Plan to, among other things, increase the number of shares of common stock authorized for issuance thereunder by 2,860,000 shares.

The final results for each of these proposals are as follows:

Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stefan Krause	11,131,428	408,716	5,095,389
Lily Mei	11,506,254	33,890	5,095,389

As a result, the stockholders elected each of Stefan Krause and Lily Mei as Class II directors to serve until the 2029 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
16,468,881	78,992	87,660

As a result, the stockholders ratified the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. There were no broker non-votes on this matter.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,417,043	96,435	26,666	5,095,389

As a result, the stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Proposal 4: Advisory Vote on Frequency of Say-On-Pay.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
11,413,423	54,511	49,161	23,049	5,095,389

As a result, the stockholders approved, on an advisory (non-binding) basis, the preferred frequency of one year for future advisory votes on the Company’s executive compensation.

In accordance with the recommendation of the board of directors of the Company and the voting results on this advisory proposal, the Company has decided that it will hold an advisory stockholder vote on the Company’s executive compensation each year until the next required advisory vote on the frequency of an executive compensation vote, which will occur no later than the Company’s 2032 Annual Meeting of Stockholders.

Proposal 5: Approval of an Amendment to the 2021 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,856,373	636,722	47,049	5,095,389

As a result, the stockholders approved the amendment to the 2021 Equity Incentive Plan to, among other things, increase the number of shares of common stock authorized for issuance thereunder by 2,860,000 shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Velo3D, Inc. 2021 Equity Incentive Plan (incorporated by reference to Annex A the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-39757) filed with the SEC on April 27, 2026).

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	June 15, 2026	By:	/s/ James Suva
		Name:	James Suva
		Title:	Chief Financial Officer